Exhibit 10.30

FIRST AMENDMENT TO

SECURED PROMISSORY NOTES

This First Amendment to Secured Promissory Notes (this “Amendment”) is made and entered into as of June 11, 2002 by and between Interlink Electronics, Inc. (the “Company”) and E. Michael Thoben, Paul D. Meyer and Mike Ambrose (collectively, the “Borrowers”).

Recitals

A. Messrs. Thoben, Meyer and Ambrose each executed and delivered to the Company a Secured Promissory Note dated as of June 11, 2001, in principal amount equal to $132,652.00, $132,109.00 and $104,050, respectively (each, a “Note,” and collectively, the “Notes”).

B. The Borrowers have requested, and the Company has agreed, to extend the payment dates under the Notes from the first, second and third anniversary of the Effective Date, to the fifth, sixth and seventh anniversary of the Effective Date.

C. Capitalized terms not otherwise defined in this Amendment have the meanings ascribed to them in the Notes.

Amendment

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Borrowers agree to amend the Notes as follows:

1. Amendment of Note. The last sentence of the second paragraph of each Note is amended to read in its entirety as follows:

“The balance of principal amount of this Note, plus accrued and unpaid interest, shall be made in three equal installments, either in the form of cash, in shares of Lender’s common stock having a fair market value equal to the principal, plus accrued and unpaid interest, payable on the applicable payment date, or in options to purchase shares of the Lender’s common stock having value equal to the principal, plus accrued and unpaid interest, payable on the applicable payment date, each payable on the fifth, sixth and seventh anniversary of the Effective Date, respectively.”

2. No Other Effect. Except as expressly provided in this Amendment, the Notes are not otherwise modified and remains in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this First Amendment to Secured Promissory Notes as of the date first written above.

COMPANY:	INTERLINK ELECTRONICS, INC.

	By:	/s/ PAUL D. MEYER

	Name:	Paul D. Meyer
	Title:	CFO & Secretary

BORROWERS:

	By:	/s/ E. MICHAEL THOBEN

E. Michael Thoben

	By:	/s/ PAUL D. MEYER

Paul D. Meyer

	By:	/s/ MIKE AMBROSE

Mike Ambrose